CUSIP No. 74348T102	Schedule 13G	Page 8 of 9

EXHIBIT A

AGREEMENT REGARDING JOINT FILING

OF STATEMENT ON SCHEDULE 13D OR 13G

The undersigned agree to file jointly with the Securities and Exchange Commission (the “SEC”) any and all statements on Schedule 13D or Schedule 13G (and any amendments or supplements thereto) required under section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases by the undersigned of the securities of Prospect Capital Corporation.

Date: June 22, 2012
Jupiter Street, Inc.

By:	/s/ Matthew L. Holleman, III
Matthew L. Holleman, III
President

Capitol Street Corporation

By:	/s/ Matthew L. Holleman, III
Matthew L. Holleman, III
President

Galaxie Corporation

By:	/s/ Matthew L. Holleman, III
Matthew L. Holleman, III
Chief Executive Officer and President